Exhibit 99.1

VCA Inc. Reports Second Quarter 2016 Results and Revises Financial Guidance for 2016

  Revenue increased 19.1% to a second quarter record of $653.5 million
  Gross profit increased 16.4% to $163.9 million
  Operating income increased 19.4% to $116.0 million
  Diluted earnings per common share increased 20.0% to $0.78
  Non-GAAP diluted earnings per common share increased 24.3% to $0.87

LOS ANGELES--(BUSINESS WIRE)--July 27, 2016--VCA Inc. (NASDAQ: WOOF), a leading animal healthcare company in the United States and Canada, today reported financial results for the second quarter ended June 30, 2016, as follows: revenue increased 19.1% to a second quarter record of $653.5 million; gross profit increased 16.4% to $163.9 million; operating income increased 19.4% to $116.0 million; net income increased 18.0% to $64.0 million; and diluted earnings per common share increased 20.0% to $0.78.

Excluding acquisition-related amortization expense, transaction expenses related to the acquisition of Companion Animal Practices, North America (“CAPNA”) and debt retirement costs detailed in this press release, Non-GAAP operating income increased 22.3% to $126.1 million; Non-GAAP net income for the quarter increased 22.3% to $70.8 million; and Non-GAAP diluted earnings per common share for the quarter increased 24.3% to $0.87.

We also reported our financial results for the six months ended June 30, 2016 as follows: revenue increased 16.1% to $1.2 billion; gross profit increased 18.1% to $300.7 million; operating income increased 21.5% to $202.1 million; net income increased 19.1% to $110.3 million; and diluted earnings per common share increased 21.6% to $1.35. Excluding acquisition-related amortization expense, transaction expenses related to the acquisition of CAPNA, other discrete items and debt retirement costs detailed in this press release, our financial results for the six months ended June 30, 2016, on a Non-GAAP basis, are as follows: gross profit increased 18.9% to $316.1 million; operating income increased 24.5% to $221.3 million; net income increased 25.1% to $124.5 million; and Non-GAAP diluted earnings per common share increased 27.5% to $1.53.

Bob Antin, Chairman and CEO, stated, "We had an outstanding quarter highlighted by the acquisition and integration of CAPNA, and 24.3% growth in our adjusted diluted earnings per common share. We have continued to experience strong organic revenue growth and gross margins in both our core Animal Hospital and Laboratory businesses. Given our results relative to our expectations and our future acquisition pipeline, we are extremely optimistic with respect to our results for the full year ended December 31, 2016.

"Animal Hospital revenue in the second quarter increased 24.1%, to $540.4 million, driven by acquisitions made during the past 12 months and same-store revenue growth of 6.3%. Our same-store gross profit margin increased to 18.3%, from 17.0% in the prior-year quarter and our total gross margin increased to 17.5%, from 16.9% in the prior-year quarter. Excluding acquisition-related amortization expense, our Non-GAAP same-store gross profit margin increased to 19.1% from 18.1%; and Non-GAAP Animal Hospital total gross profit margin increased to 19.0% from 17.9% in the prior year quarter. During the 2016 second quarter, we acquired CAPNA with 56 hospitals which had historical combined annual revenue of $178.3 million; and 13 independent animal hospitals which had historical combined annual revenue of $23.8 million.

"Our Laboratory internal revenue increased 5.5% to $112.1 million from $106.2 million; laboratory gross profit margin increased 60 basis points to 54.0%, from 53.4%; and our operating margin increased 100 basis points to 45.4%, from 44.4% in the prior-year quarter. Excluding acquisition-related amortization expense, Non-GAAP Laboratory gross profit increased to 54.4% from 53.8%; and Non-GAAP Laboratory operating margin increased to 45.8% from 44.8% in the prior year quarter."

2016 Guidance

We are revising our previously provided guidance to include our expected impact from the CAPNA acquisition as follows:

  Revenue from $2.52 billion to $2.54 billion;
  Net income from $210 million to $218 million;
  Diluted earnings per common share from $2.57 to $2.67; and
  Non-GAAP diluted earnings per common share from $2.87 to $2.97.

Non-GAAP Financial Measures

We believe investors’ understanding of our total performance is enhanced by disclosing Non-GAAP financial measures including Non-GAAP net income, Non-GAAP gross profit, Non-GAAP operating income and Non-GAAP diluted earnings per common share. We define these adjusted measures as the reported amounts, adjusted to exclude certain significant items and amortization of intangibles acquired in acquisitions.

Management believes these adjusted measures are useful to management and investors in evaluating the Company's operational performance and their use provides an additional tool for evaluating the Company's operating results and trends. As a result, these Non-GAAP financial measures help to provide meaningful comparisons of our overall performance from one reporting period to another and meaningful assessments of related trends.

There is a material limitation associated with the use of these Non-GAAP financial measures: our adjusted measures exclude the impact of these significant items, and as a result, our computation of adjusted diluted earnings per common share does not depict diluted earnings per common share in accordance with GAAP.

To compensate for the limitations in the Non-GAAP financial measures discussed above, our disclosures provide a complete understanding of all adjustments found in Non-GAAP financial measures, and we reconcile the Non-GAAP financial measures to the GAAP financial measures in the attached financial schedules titled “Supplemental Operating Data.”

Conference Call

We will discuss our second quarter 2016 financial results during a conference call today, July 27th, at 9:00 a.m. Eastern Time. A live broadcast of the call may be accessed by visiting our website at investor.vca.com. The call may also be accessed by dialing (888) 311-3471 (domestic) or (503) 406-4063 (international) and refer to conference ID 34372463. Interested parties should call at least five minutes prior to the start of the call to register. Replay of the webcast will be available for one year by visiting the company's website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Among the forward-looking statements in this press release are statements addressing our 2016 guidance and plans, expectations, future financial position and results of operation. These forward-looking statements are not historical facts and are inherently uncertain and out of our control. Any or all of our forward-looking statements in this press release may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Actual future results may vary materially. Among other factors that could cause our actual results to differ from this forward-looking information are: the continued effects of the economic uncertainty prevailing in regions in which we operate; our ability to execute on our growth strategy and to manage acquired operations; changes in demand for our products and services; fluctuations in our revenue adversely affecting our gross profit, operating income and margins; a material adverse change in the financial condition or operations of the company; the ability to successfully integrate CAPNA into VCA and achieve expected operating synergies following the acquisition; and the effects of the other factors discussed in our Annual Report on Form 10-K, Reports on Form 10-Q and our other filings with the SEC.

About VCA Inc.

We own, operate and manage the largest networks of freestanding veterinary hospitals and veterinary-exclusive clinical laboratories in the country. We also supply diagnostic imaging equipment to the veterinary industry.

VCA Inc.
Condensed, Consolidated Income Statements
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue:
Animal hospital	$540,376	$435,376	$998,999	$828,402
Laboratory	112,060	106,222	218,787	200,194
All other	23,397	28,669	42,810	62,896
Intercompany	(22,344)	(21,482)	(43,668)	(43,254)
	653,489	548,785	1,216,928	1,048,238

Direct costs	489,541	407,938	916,200	793,529

Gross profit:
Animal hospital	94,679	73,385	168,096	128,869
Laboratory	60,547	56,703	117,263	104,685
All other	8,917	11,389	15,827	22,813
Intercompany	(195)	(630)	(458)	(1,658)
	163,948	140,847	300,728	254,709

Selling, general and administrative expense:
Animal hospital	14,277	10,453	26,362	21,674
Laboratory	9,702	9,487	19,998	18,352
All other	6,022	7,741	11,321	16,428
Corporate	18,189	16,804	40,637	32,429
	48,190	44,485	98,318	88,883

Net (gain) loss on sale or disposal of assets	(271)	(819)	292	(484)
Operating income	116,029	97,181	202,118	166,310
Interest expense, net	7,867	5,104	14,962	9,941
Debt retirement costs	1,600	—	1,600	—
Other (income) expense	(600)	(37)	(864)	29
Income before provision for income taxes	107,162	92,114	186,420	156,340
Provision for income taxes	40,736	36,191	72,272	60,864
Net income	66,426	55,923	114,148	95,476
Net income attributable to noncontrolling interests	2,376	1,624	3,871	2,876
Net income attributable to VCA Inc.	$64,050	$54,299	$110,277	$92,600

Diluted earnings per share	$0.78	$0.65	$1.35	$1.11

Weighted-average shares outstanding for diluted earnings per share	81,729	83,084	81,630	83,227

VCA Inc.
Condensed, Consolidated Balance Sheets
(Unaudited)
(In thousands)

	June 30, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$109,684	$98,888
Trade accounts receivable, net	83,157	76,634
Inventory	61,829	51,523
Prepaid expenses and other	36,221	30,521
Prepaid income taxes	1,153	24,598
Total current assets	292,044	282,164
Property and equipment, net	564,034	507,753
Other assets:
Goodwill	1,963,377	1,517,650
Other intangible assets, net	257,648	97,377
Notes receivable	2,173	2,194
Other	99,851	93,994
Total assets	$3,179,127	$2,501,132
Liabilities and Equity
Current liabilities:
Current portion of long-term debt	$25,980	$33,623
Accounts payable	53,177	52,337
Accrued payroll and related liabilities	80,817	75,519
Other accrued liabilities	81,907	70,828
Total current liabilities	241,881	232,307
Long-term debt, net	1,279,453	832,718
Deferred income taxes	130,209	131,478
Other liabilities	39,236	36,084
Total liabilities	1,690,779	1,232,587
Redeemable noncontrolling interests	12,053	11,511
VCA Inc. stockholders’ equity:
Common stock	81	81
Additional paid-in capital	28,696	19,708
Retained earnings	1,385,484	1,275,207
Accumulated other comprehensive loss	(37,827)	(50,034)
Total VCA Inc. stockholders’ equity	1,376,434	1,244,962
Noncontrolling interests	99,861	12,072
Total equity	1,476,295	1,257,034
Total liabilities and equity	$3,179,127	$2,501,132

VCA Inc.
Condensed, Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Six Months Ended June 30,
	2016	2015
Cash flows from operating activities:
Net income	$114,148	$95,476
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	46,978	40,163
Amortization of debt issue costs	865	870
Provision for uncollectible accounts	2,891	3,379
Debt retirement costs	1,600	—
Net loss (gain) on sale or disposal of assets	292	(484)
Share-based compensation	9,104	8,269
Excess tax benefit from share-based compensation	(1,421)	(4,729)
Other	6,665	(658)
Changes in operating assets and liabilities:
Trade accounts receivable	(7,065)	(24,217)
Inventory, prepaid expense and other assets	(15,607)	(8,942)
Accounts payable and other accrued liabilities	5,889	(4,196)
Accrued payroll and related liabilities	2,817	8,300
Income taxes	23,557	16,525
Net cash provided by operating activities	190,713	129,756
Cash flows from investing activities:
Business acquisitions, net of cash acquired	(540,878)	(66,529)
Property and equipment additions	(58,814)	(34,521)
Proceeds from sale of assets	282	6,164
Other	(4,924)	205
Net cash used in investing activities	(604,334)	(94,681)
Cash flows from financing activities:
Repayment of long-term debt	(1,256,250)	(7,924)
Proceeds from issuance of long-term debt	1,255,000	—
Proceeds from revolving credit facility	435,000	61,000
Payment of financing costs	(3,829)	—
Distributions to noncontrolling interest partners	(2,554)	(2,447)
Purchase of noncontrolling interests	(3,730)	(1,493)
Proceeds from issuance of common stock under stock option plans	1,122	679
Excess tax benefit from share-based compensation	1,421	4,729
Repurchase of common stock	(843)	(96,674)
Other	(1,233)	(80)
Net cash provided (used) in financing activities	424,104	(42,210)
Effect of currency exchange rate changes on cash and cash equivalents	313	78
Increase (decrease) in cash and cash equivalents	10,796	(7,057)
Cash and cash equivalents at beginning of period	98,888	81,383
Cash and cash equivalents at end of period	$109,684	$74,326

VCA Inc.
Supplemental Operating Data
(Unaudited - In thousands, except per share amounts)

Table #1
Reconciliation of net income attributable to	Three Months Ended June 30,		Six Months Ended June 30,
VCA Inc., to Non-GAAP net income attributable
to VCA Inc. (1)	2016	2015	2016	2015

Net income attributable to VCA Inc.	$64,050	$54,299	$110,277	$92,600
Adjustments to Other Long-term liabilities, net of tax (2)	—	—	2,040	—
Discrete tax items (3)	—	—	1,045	—
Transaction costs related to the CAPNA acquisition, net of tax (4)	141	—	728	—
Debt retirement costs, net of tax (5)	974	—	974	—
Acquisitions related amortization, net of tax (1)	5,628	3,565	9,419	6,928

Non-GAAP net income attributable to VCA Inc.	$70,793	$57,864	$124,483	$99,528

Table #2	Three Months Ended June 30,		Six Months Ended June 30,
Reconciliation of diluted earnings per share to
Non-GAAP diluted earnings per share (1)	2016	2015	2016	2015

Diluted earnings per share	$0.78	$0.65	$1.35	$1.11
Adjustments to Other Long-term liabilities, net of tax (2)	—	—	0.02	—
Discrete tax items (3)	—	—	0.01	—
Transaction costs related to the CAPNA acquisition, net of tax (4)	—	—	0.01	—
Debt retirement costs, net of tax (5)	0.01	—	0.01	—
Acquisitions related amortization, net of tax (1)	0.07	0.04	0.12	0.08
Non-GAAP diluted earnings per share (6)	$0.87	$0.70	$1.53	$1.20

Shares used for computing diluted earnings per share	81,729	83,084	81,630	83,227

Table #3	Three Months Ended June 30,		Six Months Ended June 30,
Reconciliation of consolidated gross profit to
Non-GAAP consolidated gross profit (1)	2016	2015	2016	2015

Consolidated gross profit	$163,948	$140,847	$300,728	$254,709
Acquisitions related amortization (1)	9,187	5,798	15,415	11,263
Non-GAAP consolidated gross profit	$173,135	$146,645	$316,143	$265,972
Non-GAAP consolidated gross profit margin	26.5%	26.7%	26.0%	25.4%

Table #4	Three Months Ended June 30,		Six Months Ended June 30,
Reconciliation of consolidated operating income to
Non-GAAP consolidated operating income (1)	2016	2015	2016	2015

Consolidated operating income	$116,029	$97,181	$202,118	$166,310
Adjustments to Other Long-term liabilities (2)	—	—	1,954	—
Transaction costs related to the CAPNA acquisition (4)	231	—	1,197	—
Acquisitions related amortization (1)	9,799	5,858	16,027	11,384
Non-GAAP consolidated operating income	$126,059	$103,039	$221,296	$177,694
Non-GAAP consolidated operating margin	19.3%	18.8%	18.2%	17.0%

_________________________________________________

(1)	Management believes that investors' understanding of our performance is enhanced by disclosing adjusted measures as the reported amounts, adjusted to exclude certain significant items and acquisition-related amortization. Non-GAAP net income, Non-GAAP diluted earnings per common share, Non-GAAP consolidated gross profit and Non-GAAP consolidated operating income measures are not, and should not be viewed as substitutes for U.S. generally accepted accounting principles (GAAP) net income, its components and diluted earnings per share.

(2)	In the first quarter of 2016, we recorded a non-cash charge to adjust certain long-term liabilities for $3.4 million, or $2.0 million net of tax. $2.0 million of this amount relates to compensation and $1.4 million relates to interest accretion.

(3)	In the first quarter of 2016, we recorded a tax adjustment to our income tax liabilities for $1.0 million.

(4)	As of the end of the second quarter, we have recorded transaction costs of $1.2 million or $728,000 net of tax related to our acquisition of CAPNA.

(5)	We incurred debt retirement costs of $1.6 million, or $974,000 net of tax, in connection with our new credit facility, entered into on June 29, 2016.

(6)	Amounts may not foot due to rounding.

VCA Inc.
Supplemental Operating Data (cont)
(Unaudited - In thousands, except per share amounts)

			As of
Table #5			June 30, 2016	December 31, 2015
Selected consolidated balance sheet data
Debt:
Senior term notes			$880,000	$585,000
Revolving credit			375,000	232,000
Other debt and capital leases			57,919	55,474
Total debt			$1,312,919	$872,474

	Three Months Ended June 30,		Six Months Ended June 30,
Table #6
Selected expense data	2016	2015	2016	2015

Rent expense	$23,449	$18,841	$44,313	$37,621

Depreciation and amortization included in direct costs:
Animal hospital	$21,190	$16,381	$38,714	$32,343
Laboratory	2,803	2,676	5,551	5,151
All other	767	963	1,519	1,903
Intercompany	(597)	(530)	(1,183)	(1,053)
	$24,163	$19,490	$44,601	$38,344
Depreciation and amortization included in selling, general and administrative expense	1,526	876	2,377	1,819
Total depreciation and amortization	$25,689	$20,366	$46,978	$40,163

Share-based compensation included in direct costs:
Laboratory	$181	$163	$358	$324

Share-based compensation included in selling, general and administrative expense:
Animal hospital	724	673	1,508	1,337
Laboratory	407	376	836	742
All other	147	198	300	400
Corporate	2,739	2,727	6,102	5,466
	4,017	3,974	8,746	7,945
Total share-based compensation	$4,198	$4,137	$9,104	$8,269

Source: VCA Inc.

CONTACT:
VCA Inc.
Tomas Fuller, 310-571-6505
Chief Financial Officer